EXHIBIT 2(a)

                            STOCK PURCHASE AGREEMENT


        This STOCK PURCHASE AGREEMENT dated March 28, 1996 is made by and among TRANSMATION, INC., an Ohio corporation ("Buyer"), and E. LEE GARELICK and JAMES
N. WURTZ (collectively, "Sellers").

        The parties agree as follows:


                             ARTICLE 1. DEFINITIONS

        Section 1.1 Definitions. In addition to the other definitions contained in this Agreement, the following terms will, when used in this Agreement, have the following respective meanings:

        "Agreement" means this Stock Purchase Agreement, together with all Exhibits and Schedules hereto.

        "Altek" means Altek Industries Corp., a New York corporation.

        "Altek Shares" means an aggregate of 60,000 shares of the common stock, par value $.10 per share, of Altek, that being all of the capital stock of Altek issued and outstanding.

        "Buyer's Common Stock" means the Common Stock, par value $.50 per share, of Buyer.

        "Closing" means the closing of the purchase and sale hereunder.

        "Closing Date" means the date of the Closing, as defined in Section 9.1.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Contracts" means and includes all contracts, subcontracts, agreements, leases, options, notes, bonds, mortgages, indentures, deeds of trust, collateral assignments of lease and rights, guarantees, licenses, franchises, permits, purchase orders, arrangements, transactions, commitments, undertakings and understandings of every kind, written or oral.

        "Employment Agreement" means each Employment Agreement, dated the Closing Date, between Buyer and a Seller, in the form of Exhibit C.

        "Encumbrances" means and includes the following, whether written or oral: (a) all interests securing obligations owed to any Person, whether based on common law, statute or Contract, including those arising from mortgages, indentures, deeds of trust, leases,

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collateral  assignments of lease and rights, liens,  pledges,  conditional sales
contracts,  consignments  and  bailments;  (b)  all  reservations,   exceptions,
encroachments, easements, rights-of-way, covenants, conditions, restrictions, charges, claims, leases and other similar title exceptions and encumbrances; (c)
all  liens  of  any   taxing   authority;   (d)  all   landlords',   mechanics',
materialmen's,   warehousemen's,  carriers'  and  similar  liens;  and  (e)  all judgments and other burdens and charges of every kind.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Financial Statements" means the following: (a) the audited balance sheets of Altek as at December 31, 1995, 1994 and 1993, and the related audited statements of income and cash flows for the respective fiscal years then ended, as certified by Ronald E. Rothstein, CPA, certified public accountant, including the notes and schedules thereto; and (b) a true, correct and complete list of Altek's accounts receivable and accounts payable as of March 26, 1996.

        "GAAP" means, at any time, generally accepted accounting principles, methods and practices (a) then set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or of such other entity as may then be approved by a significant segment of the accounting profession, which are (b) consistently maintained and applied throughout the periods referenced.

        "Lease Amendment" means the Amendment No. 1 to Lease, dated the Closing Date, between Altek and Lessor, in the form of Exhibit F.

        "Lessor" means 210 Commerce Drive, Inc., a New York corporation.

        "Market Price" has the meaning given it by Section 3.5.

        "M&T" means Manufacturers and Traders Trust Company.

        "Note" means each promissory note of Buyer, dated the Closing Date, in favor of a Seller, in the form of Exhibit A.

        "Permitted Encumbrances" means those Encumbrances listed in Schedule 1.

        "Person" means and includes any individual, partnership, corporation, trust, unincorporated organization or other entity, and any government or governmental authority, agency or political subdivision thereof.

        "Purchase Price" means the aggregate purchase price to be paid for the Altek Shares, as set forth in Section 2.2.

        "Securities Act" means the Securities Act of 1933, as amended.

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        Subordination  Agreement" means the Subordination  Agreement,  dated the
Closing Date, among M&T, Buyer and Sellers, in the form of Exhibit F.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, trust or other entity of which such Person, directly or indirectly, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

        "Transmation Shares" has the meaning given it by Section 2.2.

        Section 1.2 Accounting Terms. As used in this Agreement and, unless the context requires otherwise, in each other agreement, document or instrument delivered under or in connection with this Agreement, all accounting terms not otherwise defined herein or therein will have the meanings assigned to them in accordance with GAAP.

        Section 1.3 Other Definitional Provisions. Unless the context requires otherwise, references herein to "Articles" and "Sections" are to the Articles or Sections of this Agreement, and references to "Exhibits" and "Schedules" are to the Exhibits and Schedules annexed hereto. Any of the terms defined in this
Article 1 may, unless the context requires otherwise, be used in the singular or the plural depending on the reference. Wherever used herein, the masculine pronoun will include the feminine and the neuter, as appropriate in the context. With respect to any matter or thing, "including" or "includes" means including but not limited to such matter or thing.

                          ARTICLE 2. PURCHASE AND SALE

        Section 2.1 Transfer of Shares. Subject to all of the terms and conditions of this Agreement, at Closing Sellers will sell, transfer, convey, assign and deliver the Altek Shares to Buyer, and Buyer will purchase and accept the Altek Shares from Sellers, in the respective amounts set forth on Exhibit A.

        Section 2.2 Purchase Price. The Purchase Price will be the sum of (a) $4,800,000 and (b) an aggregate of 300,000 shares of Buyer's Common Stock (the "Transmation Shares").

        Section 2.3 Payment of Purchase Price. Subject to all of the terms and conditions of this Agreement, Buyer will pay the Purchase Price to Sellers as follows:

          (a) at Closing Buyer will deliver to each Seller, in immediately available funds, the cash amount set forth opposite his name on Exhibit A; and

          (b) at Closing Buyer will deliver to each Seller a Note in the principal amount set forth opposite his name on Exhibit A, duly executed by Buyer; and

          (c) at Closing Buyer will issue and deliver to each Seller the number of Transmation Shares set forth opposite his name on Exhibit A; and


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          (d) subsequent to Closing Buyer will issue and deliver to each Seller, on each of the two installment dates set forth in the Notes, the respective number of Transmation Shares set forth opposite his name on Exhibit A.

          ARTICLE 3. CERTAIN MATTERS CONCERNING THE TRANSMATION SHARES

        Section 3.1   Certain Representations and Acknowledgements.

          (a) Each Seller acknowledges that he has been provided with copies of the disclosure documents of Buyer listed in Section 5.4. Each Seller represents and warrants to Buyer as of the Closing Date that he has read such disclosure documents of Buyer, he has had the opportunity to ask questions of, and receive answers from, representatives of Buyer concerning the information presented therein, he desires no further information regarding Buyer or its financial or business affairs, and he has evaluated the risks of receiving the Transmation Shares as partial consideration for the transactions contemplated hereby. Each Seller further represents and warrants to Buyer that either:

          (i) he is an "accredited investor" as defined by Regulation D promulgated by the Securities and Exchange Commission (i.e., he (A) has a net worth, or a joint net worth with his spouse, in excess of $1,000,000, or (B) has had individual income in excess of $200,000 during each of the two most recent years, or joint income with his spouse in excess of $300,000 in each of those years, and he has a reasonable expectation of reaching the same income level in the current year); or

          (ii) he has such knowledge and experience in financial and business matters that he is capable of evaluating the risks of receiving the Transmation Shares hereunder and is able to bear the economic risk of holding unregistered securities.

          (b) Each Seller understands and acknowledges that the Transmation Shares have not been registered under the Securities Act. Each Seller represents and warrants to Buyer that he is acquiring the Transmation Shares hereunder for his own account, for investment, and not with a view to, or for resale in connection with, any distribution thereof, and that he has no present intention of selling or otherwise transferring the Transmation Shares or any interest therein. Each Seller acknowledges and agrees that the Transmation Shares may not be sold, transferred, pledged or otherwise disposed of except: (i) pursuant to an effective registration statement under the Securities Act covering the Transmation Shares (and in compliance with applicable state securities laws); or
(ii) in accordance with Rule 144 of the Rules and Regulations promulgated under the Securities Act ("Rule 144"); or (iii) pursuant to another available exemption from registration under the Securities Act and applicable state securities laws. Buyer will use its best efforts to make Rule 144 available for use by Sellers in accordance with its terms, but each Seller understands and acknowledges that at any given time an exemption from registration under the Securities Act, whether pursuant to Rule 144 or otherwise, may not be available with respect to the Transmation Shares. Each Seller understands and agrees that:
(A) any transfer of the Transmation Shares is subject to Buyer

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receiving an opinion of counsel satisfactory to it that such transfer will be in full compliance with all applicable laws; (B) each certificate representing the Transmation Shares will bear a legend referring to such restrictions on transferability and sale of the Transmation Shares; and (C) Buyer may cause customary stop transfer orders to be placed against his account with Buyer's Transfer Agent.

        Section 3.2 Registration Rights. If at any time within ten years after the Closing Date Buyer proposes to register under the Securities Act any shares of Buyer's Common Stock for sale to the public in an underwritten transaction for Buyer's own account, it will each such time give written notice to each Seller of its intention so to do and, upon the written request of a Seller received within 20 days after the date of such notice, Buyer will use its best efforts to cause such Transmation Shares then owned by such Seller as such Seller requests to be included in the proposed registration statement; provided, however, that:

          (a) Buyer will not be required to give notice of or include any Transmation Shares in any registration statement in respect of (i) employee benefit, stock option, stock purchase or similar plans, or (ii) securities other than Buyer's Common Stock;

          (b) Buyer will not be required to include any Transmation Shares of a Seller in such registration statement if any managing underwriter with respect thereto in good faith objects to the inclusion therein of such Transmation
Shares; and if such underwriter requires a reduction in the number of Transmation Shares to be so included, then such reduction will be shared pro rata by Sellers and any other shareholders of Buyer having registration rights, in proportion to the number of shares proposed to be sold by each (subject, however, to the prior rights of William J. Berk under a certain Stock Registration and Repurchase Agreement between him and Buyer dated April 1, 1979, as amended);

          (c) as a consequence of including any Transmation Shares of a Seller, Buyer will not be required to use or prepare a registration statement on a form other than that which it initially proposed to use, nor will it be required to comply with the registration or exemption provisions of any state "blue sky" law which it reasonably believes to be burdensome or involve costs which it determines to be disproportionate to the number of Transmation Shares being sold in such state or which require Buyer to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

          (d) each Seller will offer and sell his Transmation Shares pursuant to such registration statement and the prospectus forming a part thereof on the terms and conditions, including price, and at such times, as will be agreed upon by Buyer and the managing underwriter with respect to all of the shares being offered thereby, and each Seller will, subject only to his rights to withdraw his Transmation Shares prior thereto, enter into such underwriting agreement as may be required, which agreement may include a standard form of indemnification of the underwriters and/or a contribution agreement with respect thereto from each Seller; and each Seller will, if requested, sign a power of attorney in favor of Buyer's officers and counsel, which power of attorney will contain such provisions as may be reasonable and necessary to accomplish the purposes of this Section 3.2;

          (e) each Seller will provide Buyer with any information or responses which might be necessary to make the registration statement correct, accurate and complete in all respects with respect to such Seller; provided, however, that such obligation will not be deemed to limit any disclosure obligation arising out of a Seller's relationship (if any) to Buyer as an officer, director or control person;

          (f) in the event that by reason of the inclusion of any Transmation Shares of a Seller in a registration statement, the effective date of such registration statement is unduly delayed, Buyer may amend any such registration statement to remove therefrom any or all of the Transmation Shares of such Seller;

          (g) in lieu of including any Transmation Shares of a Seller under the proposed registration, Buyer may elect to effect a separate registration, and in such event Buyer may delay the effective date of such separate registration statement until a date acceptable to any underwriter of the proposed
registration;   and  in  the  event   Buyer  so  elects  to  effect  a  separate
registration, it will use its best efforts (subject to approval of such underwriters) to cause such separate registration to become effective not later than 120 days after the effectiveness of the proposed registration;

          (h) at any time prior to the time any registration statement for its securities which it proposes to register has become effective, Buyer may, to the extent then permitted by the Securities Act, determine not to effect such registration, in which event Buyer will have no further obligation under this
Section 3.2 to register any Transmation Shares of a Seller in connection with such proposed registration; and

          (i) with respect to any registration statement in which a Seller elects to participate, such Seller will pay all of the fees and expenses of his own counsel, applicable underwriting discounts or commissions, applicable stock transfer taxes and any other expenses incurred by him and arising out of or related to the inclusion of his Transmation Shares in such registration statement.

To the extent that any Transmation Shares of either Seller remain unsold, then Buyer will continue to be obligated under this Section 3.2 with respect to subsequent proposed registrations occurring within ten years after the Closing Date.

        Section 3.3 Repurchase Option. If at any time within 30 months following the Closing Date the Market Price of Buyer's Common Stock falls below $4.00 per share for 20 of 30 consecutive trading days, then each Seller will have the right and option (the "Repurchase Option") to require Buyer to repurchase all or a specified number of the Transmation Shares then owned by such Seller at the price of $4.00 per share, payable in cash within 90 days following such Seller's exercise of the Repurchase Option, subject, however, to the following conditions:

          (a) in the event that the number of outstanding shares of Buyer's Common Stock is increased or decreased, whether through reorganization, merger, consolidation, liquidation, recapitalization, tender offer, acquisition, stock split, reverse split, combination of shares, stock dividend or otherwise, the $4.00 per share Market Price and $4.00 per share repurchase price referred to in this Section 3.3 will be proportionately adjusted, so that the Repurchase Option will become exercisable, and the respective economic positions of each Seller and Buyer upon any exercise of the Repurchase Option will be the same, as if such change in the number of outstanding shares of Buyer's Common Stock had not occurred;

          (b) each Seller's Repurchase Option will be exercisable by him (or by his estate) by notice given to Buyer within 15 days following the 20th trading day referred to in this Section 3.3, specifying the number of Transmation Shares such Seller desires Buyer to repurchase, and once so exercised, such Seller's Repurchase Option may not be revoked; and

          (c) notwithstanding the foregoing, Buyer will not be obligated to repurchase any Transmation Shares, nor will it have any liability to a Seller for failure to repurchase Transmation Shares, unless M&T has given its prior written consent to such repurchase, as contemplated by the Subordination Agreement.

If the event giving rise to the Repurchase Option occurs on more than one occasion during the 30-month period following the Closing Date, then each Seller may exercise the Repurchase Option (subject to the foregoing conditions) on each such occasion, until he no longer owns any Transmation Shares.

     Section 3.4 Right of First Refusal. In the event that a Seller at any time proposes to sell or otherwise dispose of any of his Transmation Shares, he will first give to Buyer notice thereof, which notice will include the name and address of the proposed transferee and the purchase price, proposed effective date and other material terms of the proposed disposition. Buyer will then have the right, exercisable by notice given to such Seller within 30 days following receipt of his notice, to purchase any or all of the Transmation Shares proposed to be disposed of, at a price, payable in cash, equal to the average of the Market Prices of Buyer's Common Stock for the five trading days immediately preceding the effective date of the proposed disposition; provided, however, that notwithstanding the foregoing, Buyer may not exercise its right of first refusal unless M&T has given its prior written consent thereto, as contemplated by the Subordination Agreement. If Buyer, for any reason, does not so exercise its right of first refusal, then Seller may dispose of his Transmation Shares, but only to the transferee, and on substantially all of the terms (including number of shares and purchase price) stated in his original notice to Buyer. Notwithstanding the foregoing, the provisions of this Section 3.4 will not apply to: (a) any sale of Transmation Shares in a registered public offering; (b) any sale of Transmation Shares pursuant to Rule 144; (c) any sale of Transmation Shares in a tender offer, merger or similar transaction in which substantially all of Buyer's shareholders participate; or (d) any gift or bequest of Transmation Shares by a Seller without consideration therefor.

        Section 3.5 Market Price. For purposes hereof, the "Market Price" per share of Buyer's Common Stock on any date will be the closing price of Buyer's Common Stock on the principal national securities exchange (including The Nasdaq Stock Market) on which Buyer's Common Stock is then traded, and the closing price will be the last reported sale price regular way (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding day on which a sale took place), as reported by such exchange. If Buyer's Common Stock is not then traded on a national securities exchange, then the Market Price will be the closing price of Buyer's Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), and the closing price will be the last reported sale price regular way (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding day on which a sale took place), as reported by NASDAQ. If the closing price of Buyer's Common Stock is not then reported by NASDAQ, then the Market Price will be the average of the closing bid and closing asked prices of Buyer's Common Stock in the over-the-counter market as reported by NASDAQ. If the bid and asked prices of Buyer's Common Stock are not then reported by NASDAQ, then the Market Price will be the quote furnished by any member of the National Association of Securities Dealers, Inc. mutually selected by Buyer and Sellers.

        3.6 Rights Not  Transferable.  The rights  provided  each Seller by this
Article 3 are personal to them, and in no event may any such rights be assigned or transferred to any transferee of Sellers' Transmation Shares other than the respective estates of Sellers.

               ARTICLE 4. SELLERS' REPRESENTATIONS AND WARRANTIES

        Each Seller hereby jointly and severally represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

        Section 4.1 Organization, Standing and Power of Altek. Altek is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Altek has all necessary corporate power and authority to own, use and transfer its properties and assets and to transact its business as now being conducted. Except as set forth in Schedule 4.1, there is no other jurisdiction in which the character or use of Altek's assets or the nature of Altek's business makes necessary the licensing or qualification of Altek to do business as a foreign corporation, and Altek is duly licensed or qualified and in good standing in each jurisdiction set forth in Schedule 4.1. Except as set forth in Schedule 4.1, Altek has no Subsidiaries, and all of the capital stock of each Subsidiary listed in Schedule 4.1 is owned by Altek. Sellers have heretofore delivered to Buyer true, correct and complete copies of the Certificate of Incorporation and By-Laws of Altek and of each Subsidiary of Altek, as currently in effect, and there have been no changes in such Certificates of Incorporation or By-Laws since the delivery of copies thereof to Buyer.

        Section 4.2 Capitalization. The total authorized capital stock of Altek consists of 200,000 shares of common stock, par value $.10 per share, of which 60,000 shares are issued and outstanding and no shares are held in the treasury of Altek. All of the issued and outstanding shares of the capital stock of Altek are owned by Sellers in the respective


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amounts  set  forth on  Exhibit  A.  All of the  Altek  Shares  have  been  duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible securities or other rights or commitments of any character obligating either Seller, Altek or any Subsidiary of Altek to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of the capital stock or other securities of Altek or of any Subsidiary of Altek, or obligating any of them to grant, extend or enter into any such agreement or commitment.

        Section 4.3 Sellers' Title and Authority. Each Seller is a citizen of the United States. Each Seller owns all right, title and interest in and to the Altek Shares set forth opposite his name on Exhibit A, free and clear of all Encumbrances, and no Person other than such Seller has any right, title or interest therein or thereto. Each Seller has full and exclusive right, power and authority to execute and deliver this Agreement, to comply with the provisions hereof and to consummate the transactions contemplated hereby, and this Agreement is valid and binding upon each Seller in accordance with its terms. Lessor's execution and delivery of the Lease Amendment, its compliance with the provisions thereof and the consummation of all of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Lessor, and the Lease Amendment is valid and binding upon Lessor in accordance with its terms.

        Section 4.4 Altek's Assets. All of Altek's assets (including the capital stock of each Subsidiary of Altek) are reflected on its books and records or the Financial Statements. Altek owns no real property, and neither Altek nor Buyer will have any liability, whether as a result of the consummation of the transactions contemplated hereby or otherwise, under Article 31-B of the New York Tax Law, pertaining to the real property transfer gains tax. Altek has good and marketable title to all of its assets, free and clear of all Encumbrances except Permitted Encumbrances.

        Section 4.5 No Conflict. Neither the execution and delivery of this Agreement by either Seller, nor compliance by either Seller with any of the provisions hereof, nor the consummation of the transactions contemplated hereby, will: (a) conflict with or result in a breach of any provision of the Certificates of Incorporation or By-laws of Altek or any of its Subsidiaries;
(b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any Contract, Encumbrance or other instrument or obligation to which Altek, any Subsidiary of Altek or either Seller is a party or by which they or any of their respective properties or assets may be bound, except for such Contracts, Encumbrances, instruments and obligations set forth in Schedule 4.5; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Altek, any Subsidiary of Altek or either Seller, or any of their respective properties or assets. Except as set forth in Schedule 4.5, no consent, waiver or approval by, notice to or filing with any Person is required in connection with the execution and delivery of this Agreement by either Seller, compliance by either Seller with any of the provisions hereof or the consummation of the transactions contemplated hereby.

     Section 4.6 Financial Statements. Schedule 4.6 is a description of the Financial Statements, true, correct and complete copies of all of which have previously been delivered to Buyer. The Financial Statements are in accordance with the books of account and records of Altek and have been prepared in accordance with GAAP. The Financial Statements present fairly and accurately Altek's financial position as at the dates thereof and the results of Altek's operations, changes in Altek's financial position and other information of Altek included therein for the periods or as at the dates therein set forth. The Financial Statements show all assets and liabilities of any kind or nature, direct or indirect, absolute or contingent, existing as of the dates indicated and required to be disclosed in accordance with GAAP.

        Section 4.7 No Undisclosed Liabilities. Except as disclosed in this Agreement, in the Financial Statements or in Schedule 4.8, and except for liabilities or obligations incurred since December 31, 1995 in the ordinary course of business, Altek does not have, nor are any of its assets or properties subject to, any debt, liability, obligation or commitment of any kind or nature, direct or indirect, whether accrued, absolute, contingent or otherwise. To each Seller's best knowledge, there are no facts which could serve as the basis for any material debt, liability, obligation or commitment of Altek not so disclosed.

        Section 4.8 Absence of Certain Changes. Except as disclosed in Schedule 4.8, since December 31, 1995, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities or business of Altek, or any damage, destruction or loss, whether or not covered by insurance, adversely affecting its properties or business. Except as disclosed in Schedule 4.8, and except for the transactions contemplated by this Agreement, since December 31, 1995, Altek has not:

          (a) created, assumed or permitted to exist any Encumbrance, other than a Permitted Encumbrance, on any of its assets;

          (b) sold, leased or otherwise transferred any of its assets, or canceled any of its rights or claims, other than in the ordinary course of business for fair and adequate consideration in money or money's worth;

          (c) sold, assigned or transferred any patent, trademark, trade name, copyright or other intangible asset;

          (d) incurred any other liability or obligation, whether absolute or contingent, other than current liabilities in an aggregate amount not exceeding $25,000, incurred in the ordinary course of business;

          (e) paid, prepaid or discharged any liability or obligation except as required pursuant to the terms thereof;

          (f) lost, surrendered or had revoked or limited any license, permit or other right granted by any governmental authority to operate any asset in the manner in which it was intended to be operated;

          (g) entered into any Contract not in the ordinary course of business, or canceled, modified adversely, assigned, encumbered, waived any rights under or in any way discharged or terminated (other than by performance) any Contract;

          (h) received any notice of termination of or default under any Contract;

          (i) allowed to occur or exist any event of default under any Contract to which it is a party;

          (j) made any loan or advance, acquired any accounts receivable or otherwise extended any credit, except to customers in the ordinary course of business pursuant to established credit policies, or acquired the securities or obligations of any Person;

          (k) made capital expenditures, or any commitments therefor, in excess of $25,000 in the aggregate;

          (l) made any material change in the rate of compensation payable or to become payable by Altek to any of its officers, employees or agents or in the formula for determining any such compensation, or entered into or amended in any material respect any Contract providing for compensation or benefits;

          (m) made any commitment (through negotiations or otherwise) or incurred any liability to any labor organization or became aware of any material threat of strike or other interruption of work arising from labor difficulties;

          (n) reduced or failed to carry insurance in at least the respective amounts carried prior to December 31, 1995;

          (o) experienced any adverse change in its relationship with any of its suppliers, distributors, dealers or customers;

          (p) experienced any other change in its business which could have an adverse effect on the future ongoing operations or financial condition of Altek or Buyer after consummation of the transactions contemplated hereby;

          (q) altered or revised any of its accounting principles, procedures, methods or practices; or

          (r) agreed to do any of the things described in this Section 4.8.

     Section 4.9 Compliance with Laws. Altek is in full compliance in all material respects with all applicable laws, rules, ordinances, orders and regulations and, to each Seller's best knowledge, there is no basis for any action, suit or proceeding arising out of or in connection therewith. Altek has not received any notice of any violation of any such law, rule, ordinance, order or regulation, and Altek is not subject to any settlement agreement or consent decree with continuing obligations or restrictions on Altek. All of Altek's assets and business and the current uses thereof conform in all material respects to all such laws, rules, ordinances, orders and regulations, and all franchises, permits, licenses and other documents necessary for Altek to own, use and transfer its assets and operate its business have been obtained and are in full force and effect, and will, immediately after Closing, be in full force and effect for the benefit of Altek.

        Section 4.10 Equipment. Schedule 4.10 is an accurate and complete listing of all equipment, machinery, furniture, fixtures, leasehold improvements, vehicles and supplies owned by Altek (collectively, the "Equipment"). All of the Equipment is in good condition and repair, ordinary wear and tear excepted, and has been maintained in accordance with the recommendations of the manufacturers thereof and in accordance with good practice prevailing in the industry. No extraordinary expenditures either for repair or replacement of any of the Equipment is now foreseeable. Without limiting the foregoing, Sellers will cause Altek to perform all normal repair and maintenance with respect to all the Equipment, and take all necessary steps to maintain all existing warranties thereon, through and including the Closing Date.

        Section 4.11 Inventory. Sellers have previously delivered to Buyer a portfolio containing an accurate and complete listing of all inventory owned by Altek, which is summarized in Schedule 4.11. All of such inventory: (a) has been properly valued at the lower of cost (first-in, first-out) or market (net realizable value) in accordance with GAAP; (b) was paid for in full or liability for the unpaid purchase price thereof was fully recognized in the Financial Statements; (c) consists of inventories of the kind, quality and quantity regularly and currently used in its business; and (d) is in good and saleable condition and fit for the purposes intended. None of such inventory has been consigned to others.

        Section 4.12 Accounts Receivable. All of the accounts receivable (including the accounts, obligations, Contracts and instruments which underlie such accounts receivable) set forth on the Financial Statements or in Schedule 4.12, and those accounts receivable arising subsequent to December 31, 1995 and prior to the Closing Date, will be good and collectible on the Closing Date at their respective full amounts. Except as set forth in Schedule 4.12, all of such accounts receivable are owned by Altek free of all claims and Encumbrances. Except as set forth in Schedule 4.8, since December 31, 1995 Altek has not rescinded, canceled, settled, modified or otherwise compromised any accounts receivable, or any indebtedness due thereunder, or any guarantee or repurchase obligation related thereto, except in the ordinary course of business in accordance with prior practices.

        Section 4.13 Contracts. Schedule 4.13 is an accurate and complete listing of each Contract to which Altek is a party and there is no Contract material to Altek, its assets or its business which is not so listed. Altek has heretofore delivered to Buyer true, correct and complete copies of each Contract listed in Schedule 4.13. Each of such Contracts is valid and binding, in full force and effect and, except for obtaining any consents, waivers or approvals or giving any notice listed in Schedule 4.5, will remain in full force and effect for Altek's benefit immediately after Closing. There has not been under any such Contract any default by Altek or, to each Seller's best knowledge, by any other party thereto, nor any event which, after notice or lapse of time, or both, would constitute any such default or result in a right to accelerate against or a loss of rights by Altek. All options to renew or extend the term of any lease listed in Schedule 4.13 which are exercisable by Altek no later than the date hereof have been duly exercised, and all such options which are exercisable no later than the Closing Date will have been duly exercised. Altek is not subject to any renegotiation or price redetermination relating to any government Contract listed in Schedule 4.13.

        Section 4.14 Intellectual Property. Schedule 4.14 is an accurate and complete listing of all patents, applications for patents, copyrights or license agreements used or owned by or granted to Altek, and all assumed names, trade names, trademark and service mark registrations, applications for trademark or service mark registrations, trademarks or service marks relating to Altek's business. Neither Seller nor any of the past or present employees, officers, directors or shareholders of Altek has any rights in any of such intellectual property, or in any of the inventions, whether or not patented, which have been or are used by Altek or which pertain to its business. Altek has not granted any outstanding licenses or other rights to know-how or other intellectual property owned by or licensed to it. Altek is not liable, nor has it made any Contract whereby it may become liable, to any Person for any royalty or other compensation for the use of any invention, whether or not patented, trademark, trade name or copyright. None of the rights of Altek in, to or under the trade secrets, inventions, copyrights, trademarks, service marks, trade names, and any applications and registrations therefor, know-how and other intellectual property set forth in Schedule 4.14 will be adversely affected by consummation of the transactions contemplated by this Agreement, and immediately after the Closing Altek will be entitled to the full benefits thereof. Altek has not received any notice or claim of infringement of any patent, invention right, trademark, trade name or copyright set forth in Schedule 4.14, and to each Seller's best knowledge, there is no substantial basis for any such claim if made hereafter. To each Seller's best knowledge, there is no patent, technical development or invention owned by any other Person which could materially adversely affect Altek's business. Except as set forth in Schedule 4.14, Altek has the unrestricted right to use the name "Altek Industries Corp." and all variants thereof, and all other names and marks set forth in Schedule 4.14.

        Section 4.15 Legal Proceedings, Etc. Except as set forth in Schedule 4.15, there is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to each Seller's best knowledge, threatened against or affecting Altek, any Subsidiary of Altek or either Seller or any of their respective assets which, if adversely determined, could adversely affect the business, operations or assets, or the condition, financial or otherwise, of Altek or such Subsidiary immediately after the Closing, or the ability of Sellers to consummate the transactions contemplated hereby. Except as set forth in Schedule 4.15, there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Altek or any Subsidiary of Altek and, to each Seller's best knowledge, there is no basis for any action, suit, proceeding or investigation against Altek or any Subsidiary of Altek. Except as set forth in
Schedule 4.15, no such action, suit, proceeding, known investigation, judgment, decree, injunction, rule or order arises out of the employment of labor, equal employment opportunity, occupational health and safety, economic stabilization or environmental protection. Neither Altek nor any Subsidiary of Altek nor either Seller is in default with respect to any order, injunction or decree of any court or governmental department, commission, board or agency, and no such order, injunction or decree is now in effect which restrains the operations or the use of the properties of Altek or of any Subsidiary of Altek.

        Section 4.16 Tax Matters. The provisions for taxes set forth on the Financial Statements are in the aggregate adequate to cover any and all accrued and unpaid taxes of Altek for the period ended on December 31, 1995 and all prior periods. All returns or reports concerning taxes of any kind required to be filed by Altek and any and all taxes, interest and penalties which are disclosed by such returns or reports to be due to any taxing authority or which may be required to be paid to any taxing authority, whether or not disclosed by such returns or reports, with respect to any period up to December 31, 1995 have been duly paid or are set forth on the Financial Statements. No such return or report for any period ending after December 31, 1990 has been examined by any taxing authority, nor has Altek received any notice of the intention of any taxing authority to conduct an examination thereof.

        Section 4.17 Insurance. Schedule 4.17 contains a true, correct and complete description of all fire, theft, casualty, products liability, general liability, life, hospitalization, medical reimbursement and other insurance coverage insuring Altek and its personnel, assets, properties and business operations, specifying, with respect to each such insurance coverage, the risk insured against, the limits of coverage, the deductible amount (if any) and the premium rate. All of such policies, plans and programs are maintained by Altek except as disclosed in Schedule 4.17. The insurance described in Schedule 4.17 will remain outstanding and duly in force, and the specific coverages thereof will be fully maintained, through and including the Closing Date.

        Section 4.18  Labor Relations and Employment Matters.

          (a) Except as set forth in Schedule 4.18: (i) Altek has not entered into any collective bargaining agreement or other Contract with any employee, union, labor organization or other employee representative or group of employees and, to each Seller's best knowledge, no such organization or Person has made or is making any attempt to organize or represent employees of Altek; (ii) there is no pending grievance or arbitration and no unsatisfied or unremedied grievance or arbitration award against Altek or any employee of Altek and, to each Seller's best knowledge, there is no basis for any such grievance or arbitration; (iii) there is no unfair labor practice charge, pending trial of unfair labor practice charges, unremedied unfair labor practice finding or adverse decision of the National Labor Relations Board or the New York State Department of Labor, or any hearing officer or administrative law judge thereof, against Altek or any agent, representative or employee of Altek and, to each Seller's best knowledge, there is no basis for any such unfair labor practice charge; and (iv) there is not pending or, to each Seller's best knowledge, threatened with respect to Altek or its employees any labor dispute, strike or work stoppage.

          (b) Without limiting the generality of Section 4.9, to each Seller's best knowledge Altek is in full compliance with all applicable laws, rules, regulations, standards and Contracts relating to employment, including those relating to wages, hours, working conditions, hiring, promotion, occupational health and safety (including those dealing with employee handling or use of or exposure to hazardous or toxic substances and the training of employees with respect to such substances), and the payment and withholding of taxes and other similar obligations, and Altek has not received any notice of any violation of any such law, rule, regulation, standard or Contract. Altek is in full compliance with all applicable affirmative action and equal employment opportunity obligations arising under any state or Federal law, regulation, executive order or ordinance or any Contract or subcontract with any governmental entity or other Person. Altek has withheld from the wages and salaries of its employees as is required by law and is not liable for any arrears of wages or any tax or penalty in connection therewith.

          (c) Without limiting the generality of Section 4.15, except as set forth in Schedules 4.15 or 4.18, there is no employment-related claim, cause of action, grievance, judgment or other adverse charge or decision of any kind (including any in the nature of employment discrimination of any type, breach of contract, wrongful discharge, retaliation, health, safety or right-to-know violations, child labor violations or non-payment of wages, benefits or wage supplements), under any law, rule, regulation, standard, collective bargaining agreement or other Contract, pending against Altek or any of its officers, employees or agents and, to each Seller's best knowledge, there is no basis for any such claim, cause of action, grievance, judgment or other adverse charge or decision.

          (d) No current or former employee of Altek has any claim against Altek or any of its officers, employees or agents under any law, rule, regulation, standard or Contract on account of or for: (i) wages or salary for any period other than the current payroll period; (ii) overtime pay for any period other than the current payroll period; (iii) vacation, holiday or other time off or pay in lieu thereof (other than time off or pay in lieu thereof earned in respect of 1996); or (iv) any violation of any law, rule, regulation, standard or Contract relating to the payment of wages, fringe benefits, wage supplements or hours of work; and all liability for vacation, holiday and other time off or pay in lieu thereof has been recorded in the Financial Statements.

          (e) Neither Altek nor Buyer is, nor immediately after the Closing will be, liable for severance pay or any other payment of monies to any employee of Altek as a result of the execution of this Agreement or the parties' performance of its terms, or for any other reason in any way related to the consummation of the transactions contemplated hereby.

        Section 4.19  Employee Benefit Plans.

          (a) Except as set forth in Schedule 4.19, Altek does not now maintain,
administer  or  contribute  to,  and  has  never  maintained,   administered  or
contributed to:

          (i) any  "employee  pension  benefit  plan" as such term is defined in section 3(2) of ERISA (a "Pension Plan");

          (ii) any  "employee  welfare  benefit plan" as such term is defined in
          section  3(1)  of  ERISA  (a  "Welfare  Plan"),   whether  insured  or
          otherwise;

          (iii) any "voluntary employee benefits association" as such term is defined in section 501(c)(9) of the Code, which provides or is intended to provide any Welfare Plan benefits (a "VEBA"), whether insured or otherwise; or

          (iv) any Contract, plan, arrangement or practice providing for insurance coverage (including any self-insured arrangements), supplemental unemployment benefits, deferred compensation, bonuses, stock options, stock purchases, "parachute payments" (within the meaning of section 280G of the Code), or other form of incentive or post-employment compensation or benefits which (A) is not a Pension Plan or a Welfare Plan, and (B) covers or may provide benefits to any employee or prior employee of Altek or any Person with which Altek is a member of the same controlled group or affiliated service group within the meaning of sections 414(b), 414(c) or 414(m) of the Code (an "Affiliate") (collectively, "Benefit Arrangements").

Each Pension Plan, Welfare Plan, VEBA and Benefit Arrangement listed in Schedule
4.19 is now and has heretofore operated in full compliance with all applicable provisions of ERISA, the Code, all other applicable laws, orders, rules and regulations, the terms and provisions of such Pension Plan, Welfare Plan, VEBA or Benefit Arrangement, and all amendments thereto. With respect to each Pension Plan, Sellers have, or will promptly apply for and take all steps necessary to receive, current determination letters from the Internal Revenue Service to the effect that such Pension Plan complies with all relevant provisions of the Code.

          (b) The present value of all accrued benefits, whether or not vested, under each Pension Plan which is not an "individual account plan" as such term is defined in section 3(34) of ERISA (a "Defined Benefit Pension Plan") listed in Schedule 4.19, as of the latest valuation date of such Defined Benefit Pension Plan, does not exceed the value of the assets of such Defined Benefit Pension Plan or the projected benefit obligations for such Plan under GAAP. Altek has heretofore furnished to Buyer the three most recent actuarial reports prepared in connection with such Defined Benefit Pension Plan, together with current and complete age, salary, service and related data for employees and prior employees covered under each such Defined Benefit Pension Plan. No Defined Benefit Pension Plan has, since September 2, 1974, been completely or partially terminated, nor has there occurred any "reportable event", as such term is defined in section 4043(b) of ERISA, with respect to any such Defined Benefit Pension Plan since the effective date of said section 4043(b), except that the Altek Industries Corporation Defined Benefit Plan (also known as the Altek Industries Corp. Employees' Retirement Plan) (Plan Identification Number 002) ("Plan 002") has been terminated, effective March 1, 1996. With respect to such termination of Plan 002, Sellers will take all steps necessary promptly to secure from the Internal Revenue Service a determination letter to the effect that such termination does not disqualify Plan 002, and Sellers will take all steps necessary to terminate Plan 002 and liquidate the trust thereunder in compliance with the requirements of the Pension Benefit Guaranty Corporation ("PBGC") for a standard termination, as set forth in PBGC Regulation 2617. No event has occurred and no condition exists which could constitute grounds for termination of any Defined Benefit Pension Plan under section 4042 of ERISA. No amendment has been made to any Defined Benefit Pension Plan which requires or could require the posting of security to such Plan under section 401(a)(29) of the Code. All PBGC premiums due for each Defined Benefit Pension Plan with respect to every plan year commencing prior to the Closing Date have or will have been paid in full by Altek prior to the Closing Date. No provision of any Defined Benefit Pension Plan nor any amendment thereto, nor the absence of any such provision, would result in any limitation on the sponsoring employer's right to terminate such Plan and receive residual amounts from such Plan under section 4044 of ERISA, including section 4044(d)(2) of ERISA.

          (c) The present value of all accrued benefits under each VEBA does not exceed the value of the assets of such VEBA. Altek has heretofore furnished to Buyer the three most recent actuarial reports prepared in connection with each VEBA, together with current and complete age, salary, service and related data for employees covered under each such VEBA.

          (d) Except as set forth in Schedule 4.19, none of the terms of any VEBA, Welfare Plan or Benefit Arrangement requires such VEBA, Welfare Plan or Benefit Arrangement, or Altek or any Affiliate, to provide or pay the cost of any benefits to any individual after retirement or other termination of employment with Altek or such Affiliate. No provision of any Pension Plan, VEBA, Welfare Plan or Benefit Arrangement, nor any amendment thereto, nor the absence of any such provision, would result in any limitation on the sponsoring employer's right to terminate such Pension Plan, VEBA, Welfare Plan or Benefit Arrangement.

          (e) No Pension Plan has ever incurred any "accumulated funding deficiency", as such term is defined in section 412 of the Code, whether or not waived. With respect to each Pension Plan, Altek has timely applied for and received from the Internal Revenue Service a determination letter to the effect that such Pension Plan, as adopted by Altek, is qualified under section 401(a) of the Code, and there has been no occurrence, whether by action or inaction, which could adversely affect the qualified status of any such Pension Plan. Copies of all such determination letters have been furnished to Buyer.

          (f) Each Welfare Plan and VEBA which is (or is in part) a "group health plan" within the meaning of section 607 of ERISA has fully complied in each and every instance with the provisions of section 601 of ERISA and section 4980B(f) of the Code, relating to continuation coverage requirements. Each Welfare Plan which is intended to meet the requirements for tax-favored treatment under subchapter B of chapter 1 of the Code meets such requirements, and there is no disqualified benefit (within the meaning of section 4976(b) of the Code) which would give rise to any tax liability under section 4976(a) of the Code.

          (g) No Pension Plan, Welfare Plan, VEBA or Benefit Arrangement, nor any trust created thereunder, now holds or has heretofore held as assets any stock or securities issued by Altek or any Affiliate. No Pension Plan, VEBA, Welfare Plan or Benefit Arrangement, nor any trust created thereunder, nor any trustee, administrator or fiduciary thereof, has engaged in a "prohibited transaction" within the meaning of section 4975 of the Code or any transaction which could give rise to any civil penalty imposed by section 502 of ERISA. No event has occurred and no condition exists with respect to any Pension Plan,

Welfare Plan, VEBA or Benefit Arrangement which would give rise to any tax liability under sections 4971, 4972, 4977, 4979 or 6652 of the Code, or to any fine under section 502(c) of ERISA.

          (h) All insurance premiums, contributions and payments accrued under each Pension Plan, Welfare Plan, VEBA and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional insurance premiums, contribution and payment accruals for the period from December 31, 1994 to the Closing Date, will be discharged and paid on or prior to the Closing Date, except to the extent that any such contribution or payment accrual is set forth in Schedule 4.19. There has been no amendment to any Pension Plan, Welfare Plan, VEBA or Benefit Arrangement which could materially increase the expense of maintaining such Pension Plan, Welfare Plan, VEBA or Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended December 31, 1994, and to each Seller's best knowledge, there is no other event or condition which could result in such an increase in expense.

          (i) All forms, reports and documents which have been required to be filed with the Internal Revenue Service, the United States Department of Labor or the PBGC, and/or distributed to participants, with respect to each Pension Plan, VEBA, Welfare Plan and Benefit Arrangement, including annual reports (Form
5500), summary annual reports and summary plan descriptions, have been timely filed and/or distributed, as the case may be. Altek has heretofore furnished to Buyer a complete copy of (i) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan and any outstanding application for a determination, (ii) the most recent ruling letter issued by the Internal Revenue Service with respect to the tax exempt status of each VEBA and any outstanding application for a ruling letter, (iii) the Plan, trust documents and summary plan description relating to each Pension Plan, Welfare Plan and VEBA, (iv) the three most recent annual reports, certified financial statements, attorney's response to an auditor's request for information and summary annual reports for each Pension Plan and Welfare Plan, and (v) all documents relating to each Benefit Arrangement. The Financial Statements reflect all Pension Plan, Welfare Plan, VEBA and Benefit Arrangement liabilities in accordance with GAAP.

     (j) Without limiting the generality of Section 4.15, except as set forth in Schedules 4.15 or 4.19: (i) there is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to each Seller's best knowledge, threatened against or affecting any Pension Plan, VEBA, Welfare Plan or Benefit Arrangement, any fiduciary thereof or any assets of any trust, insurance or annuity contract thereunder, and to each Seller's best knowledge, there is no basis for any such action, suit, proceeding or investigation; and (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against or affecting any Pension Plan, VEBA, Welfare Plan or Benefit Arrangement, any fiduciary thereof or any assets of any trust, insurance or annuity contract thereunder.

        Section 4.20  Environmental Matters.

          (a) As used herein, the term "Environmental Laws or Regulations" means and includes regulatory programs involving: air emissions; liquid discharges to streams, ponds, ditches or other surface waters; liquid discharges to ground waters; liquid discharges to publicly-owned treatment works; disposal of solid and/or hazardous wastes; marking, maintenance and/or removal of electrical equipment containing PCBs; manufacture and/or construction (including renovation) involving asbestos materials; activities in or adjacent to fresh water wetlands, flood hazard areas, coastal zone management areas and/or historic preservation areas; registration, operation, testing and/or removal or replacement of storage tanks for petroleum products and/or hazardous substances; and emergency, planning and community right-to-know laws, including submission of hazardous substance inventory information to Federal, state or local authorities.

          (b) Altek is in full compliance with all applicable Environmental Laws or Regulations, and all orders and directives of Federal, state or local governments or governmental authorities relating to Environmental Laws or Regulations. Altek has never disposed of hazardous or toxic substances, hazardous wastes or petroleum (collectively, "Hazardous Substances") on any of the premises on which its business is or has been conducted and, to each Seller's best knowledge, there has been no such disposal by any other Person, including any current or prior owner or operator of any of such premises. There is no asbestos or asbestos-containing material in any of the premises on which Altek's business is or has been conducted.

          (c) Except as set forth in Schedule 4.20: (i) there are no underground Hazardous Substance storage tanks located on the premises on which Altek's business is conducted; (ii) Altek has never received any requests for information from federal, state or local agencies concerning the alleged disposal, spill or release of Hazardous Substances; and (iii) Altek has never been or alleged to be a "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any corresponding state statute. From the date hereof through and including the Closing Date, Sellers will immediately provide Buyer with a copy of any notice, citation, complaint or other directive from any Person whereby Altek's or Sellers' compliance with Environmental Laws or Regulations is called into question.

        Section 4.21 Related Party Transactions. Lessor, which is the owner and lessor of the premises on which Altek's business is conducted, is a corporation owned by the children of Sellers. Except for the lease relationship between Lessor and Altek, and except as set forth in Schedule 4.21, Altek is not indebted in any amount whatsoever to, nor is there any business relationship, whether under any Contract or otherwise, between Altek and any person who is an officer, director or shareholder of Altek, or any of their respective spouses, children or affiliated Persons, nor is any of such Persons indebted to Altek in any amount whatsoever. No officer, director or shareholder of Altek, nor any spouse, child or Person affiliated therewith, has any interest in any competitor, supplier or customer of Altek, except for immaterial interests in publicly held companies.

        Section 4.22 Product Warranties. Sellers have heretofore delivered to Buyer copies of all forms of product warranties and guarantees utilized by Altek with respect to its products or services. There are no outstanding claims or liabilities with respect to the products or services of Altek under any product warranty or guaranty or with respect to any product sold or service rendered by Altek in the ordinary course of business.

        Section 4.23 Brokers and Finders. Neither Altek nor either Seller nor any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

        Section 4.24 Material Misstatements or Omissions. No representation or warranty of either Seller made in this Agreement, nor any Schedule or Closing certificate furnished or to be furnished to Buyer by or on behalf of either Seller pursuant hereto or in connection with the transactions contemplated hereby, contains (or will when furnished contain) any untrue statement of a material fact, or omits (or will then omit) to state a material fact necessary in order to make the statement of facts made therein not misleading.

                ARTICLE 5. BUYER'S REPRESENTATIONS AND WARRANTIES

        Buyer represents and warrants to each Seller, as of the date hereof and as of the Closing Date, as follows:

        Section 5.1 Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to comply with the provisions hereof and to consummate the transactions contemplated hereby.

        Section 5.2 Authority for Transaction. Buyer's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is valid and binding upon Buyer in accordance with its terms. Without limiting the generality of the foregoing, the approval of Buyer's shareholders is not required for Buyer's valid execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby.

        Section 5.3 No Conflict. Neither the execution and delivery of this Agreement by Buyer, nor compliance by Buyer with any of the provisions hereof, nor the consummation of the transactions contemplated hereby will: (a) conflict with or result in a breach of any provision of Buyer's Certificate of Incorporation or Code of Regulations; (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any Contract, Encumbrance or other instrument or obligation to which Buyer is a party or by which it or any of its properties or assets may be bound, except for certain credit agreements between Buyer and M&T; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets. Except for the consent of M&T, no consent, waiver or approval by, notice to or filing with any Person is required in connection with the execution and delivery of this Agreement by Buyer, compliance by Buyer with any of the provisions hereof or the consummation of the transactions contemplated hereby.

          Section 5.4 Disclosure. Buyer has heretofore furnished to Sellers true and complete copies (including Exhibits) of the following:

          (a) Buyer's Annual Reports on Form 10-K for the fiscal years ended March 31, 1993, 1994 and 1995;

          (b) Buyer's Annual Reports to Shareholders for the fiscal years ended March 31, 1993, 1994 and 1995;

          (c) Buyer's Quarterly Reports on Forms 10-Q and 10-Q/A for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995;

          (d) Buyer's Current Reports on Form 8-K dated August 23, 1993, June 30, 1994, and August 4, 1994;

          (e) Buyer's Notification on Form 12b-25 dated June 28, 1994;

          (f) Buyer's definitive proxy statements issued in connection with its 1993, 1994 and 1995 Annual Meetings of Stockholders; and

          (g) Buyer's Registration Statement on Form S-8 (Registration No. 33-61665);

that being each and every document filed by Buyer with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act of 1934, as amended, since April 1, 1993. Buyer will promptly furnish to Sellers true and complete copies (including Exhibits) of all additional such documents which may be so filed by Buyer on or before the Closing Date. As of the date it was filed, no such document (other than any such document expressly amended by subsequent filings) contained any untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        Section 5.5 Transmation Shares. When issued to Sellers in accordance with the terms of this Agreement, the Transmation Shares will have been duly authorized and validly issued and will be fully paid and non-assessable.

        Section 5.6 Legal Proceedings, Etc. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to Buyer's best knowledge, threatened against or affecting Buyer or any of its assets which, if adversely determined, would adversely affect the ability of Buyer to consummate the transactions contemplated hereby.

        Section 5.7 Brokers and Finders. Neither Buyer nor any of its officers, directors, employees or agents has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

        Section 5.8 Material Misstatements or Omissions. No representation or warranty of Buyer made in this Agreement, nor any Closing certificate to be furnished to either Seller by or on behalf of Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains (or will when furnished contain) any untrue statement of a material fact, or omits (or will then omit) to state a material fact necessary in order to make the statement of facts made therein not misleading.

                          ARTICLE 6. SELLERS' COVENANTS

        Section 6.1   Indemnification.

          (a) Each Seller will be responsible for, and hereby jointly and severally indemnifies Buyer and Altek and holds them and their agents, successors and assigns harmless, at all times from and after the Closing Date, from, against and in respect of:

          (i) all losses, damages and deficiencies resulting from any failure or breach of any representation or warranty made in this Agreement based on facts within the best knowledge of either Seller, or any breach or nonfulfillment of any covenant or agreement of either Seller made in this Agreement; and

          (ii) all losses, damages and deficiencies resulting from any failure or breach of any representation or warranty made in this Agreement based on facts not within the best knowledge of Sellers, but only to the extent that the aggregate of such losses, damages and deficiencies exceeds $100,000; and

          (iii) all losses, damages and deficiencies arising in connection with taxes on income or capital gains (including penalties and interest, if any) payable, or determined to be payable, by Altek or by either Seller, for any period through and including the Closing Date, or with respect to the transactions contemplated by this Agreement; and

          (iv) all losses,  damages and deficiencies  arising in connection with
          (A) Plan 002 at any time, or (B) the Altek Industries Corp. Profit Sharing Plan with respect to its operations through the date of receipt of the favorable determination letter referenced in Section 4.19(a); and

          (v) all losses, damages and deficiencies arising within three years after the Closing Date in respect of products liability and warranty liability of Altek, but only to the extent that the aggregate of such losses, damages and deficiencies exceeds $75,000; and

          (vi) all losses, damages and deficiencies arising in connection with any violation by or on behalf of Altek, on or before the Closing Date, of any law, rule, ordinance, order or regulation; and

          (vii) all actions, suits, proceedings, claims, demands, assessments, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing, including actions, suits, proceedings, claims and demands asserted by Buyer or Altek against either Seller;

provided, however, that as between Sellers, their indemnification obligations hereunder will be borne 56.6667 percent by E. Lee Garelick, and 43.3333 percent by James N. Wurtz.

          (b) Buyer will give prompt notice to Sellers of any demand for indemnification under this Section 6.1, stating in reasonable detail the nature thereof. If any such demand arises out of a claim made against Buyer or Altek by any Person other than a Seller (or an affiliated Person of a Seller), Sellers will promptly (so as not to prejudice Buyer's or Altek's rights thereby) notify Buyer whether Sellers intend to defend against the claim. If Sellers so undertake to defend against the claim, Buyer will cooperate in all reasonable respects with Sellers in such defense, will make available to them all records and other materials reasonably required by them in such defense, and will have the right (at its own expense) to participate in such defense, but Sellers will at all times control such defense. If Sellers do not so undertake to defend against the claim, then Buyer may defend against the claim, in which case Sellers will cooperate in all reasonable respects with Buyer in such defense, will make available to Buyer all records and other materials reasonably required by Buyer in such defense, and will have the right to participate in such defense, but Buyer will at all times control such defense.

        Section 6.2 Right of Set-Off. Each Seller agrees that any payments which may be due to him from Buyer, whether under the Note or otherwise, will be used by Buyer to satisfy any demands for indemnification asserted against such Seller under Section 6.1, and that if so used by Buyer, such will be and constitute a complete and absolute set-off against any such payments which may become due to such Seller from Buyer. Buyer will exhaust the right of set-off herein provided, to the extent of the amount of any such payments that may be due to either Seller from Buyer, prior to otherwise proceeding against such Seller to satisfy any demands for indemnification. Notwithstanding the foregoing, if there is any disagreement between Buyer and a Seller concerning the validity of any claim asserted under Section 6.1, then such disagreement may, on demand of either party, be referred to arbitration in the City of Rochester, New York. In such event, a panel of three arbitrators will be appointed: one arbitrator will be appointed by Buyer, one will be appointed by Sellers, and one will be appointed by the two so appointed. The determination in writing of such arbitrators, signed by at least two of them, will be final and binding on the parties. Such determination will be made as soon as practicable after the reference of the claim to arbitration. The arbitrators will be governed by the Commercial Arbitration Rules of the American Arbitration Association then in effect, and will have full power to make such regulations and to give such orders and directions in all respects as they will deem expedient, as well as with respect to the claims and differences referred to them, and also with respect to the mode and times of executing and performing any of the acts or things which may be awarded or directed to be done. Buyer (on the one hand) and Sellers (on the other) will each bear one-half of the fees and expenses of such arbitrators.

        Section 6.3 Affirmative Covenants of Sellers Prior to Closing. During the period from the date hereof to the Closing Date, Sellers will, and will cause Altek to:

          (a) afford representatives of Buyer free access during reasonable business hours to Altek's offices, buildings, equipment, records, files, books of account and tax returns, furnish Buyer with all information concerning Altek's business as Buyer may reasonably request, and permit representatives of Buyer to make extracts from and copies of all of Altek's agreements, tax returns, appraisals, reports, records, books of account and files;

          (b) conduct Altek's business and operations in the same manner in which the same have heretofore been conducted, and maintain Altek's books of account in the same manner as heretofore maintained;

          (c) maintain and preserve Altek's business intact and preserve Altek's relationships with its customers, employees and others having business relations with it so that its business will be unimpaired on the Closing Date;

          (d) maintain each Contract listed in Schedule 4.13 in full force and effect in accordance with its terms;

          (e) promptly notify Buyer orally and in writing of any change in Altek's business, results of operations, financial condition, assets, liabilities or prospects which may be materially adverse, either singly or in the aggregate, to Altek or to its business; and

          (f) promptly notify Buyer orally and in writing if any representation or warranty of either Seller made in this Agreement, or any Schedule or Closing certificate furnished or to be furnished to Buyer by or on behalf of either Seller pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement of facts made therein not misleading.

        Section 6.4 Negative Covenants of Sellers Prior to Closing. During the period from the date hereof to the Closing Date, unless Buyer has given its consent thereto in writing, Sellers will not permit Altek to:

          (a) create, assume or permit to exist any Encumbrance, other than a Permitted Encumbrance, on any of its assets;

          (b) sell, lease or otherwise transfer any of its assets, or cancel any of its rights or claims, other than in the ordinary course of business for fair and adequate consideration in money or money's worth;

          (c) sell, assign or transfer any patent, trademark, trade name, copyright or other intangible asset;

          (d) incur any other liability or obligation, whether absolute or contingent, other than current liabilities incurred in the ordinary course of business;

          (e) pay, prepay or discharge any liability or obligation except as required pursuant to the terms thereof or otherwise in the ordinary course of business;

          (f) lose, surrender or have revoked or limited any license, permit or other right granted by any governmental authority to operate any asset in the manner in which it was intended to be operated;

          (g) enter into any Contract not in the ordinary course of business, or cancel, modify adversely, assign, encumber, waive any rights under, or in any way discharge or terminate (other than by performance) any Contract;

          (h) allow to occur or exist any event of default under any Contract to which it is a party;

          (i) make any loan or advance, acquire any accounts receivable or otherwise extend any credit, except to customers in the ordinary course of business pursuant to established credit policies, or acquire the securities or obligations of any Person;

          (j) make any capital expenditure or any commitment therefor;

          (k) make any material change in the rate of compensation payable or to become payable by Altek to any of its officers, employees or agents or in the formula for determining any such compensation, or enter into or amend in any material respect any Contract providing for compensation or benefits;

          (l) make any commitment (through negotiations or otherwise) or incur any liability to any labor organization;

          (m) fail to carry insurance in at least the respective amounts set forth in Schedule 4.17;

          (n) alter or revise any of its accounting principles, procedures, methods or practices; or

          (o) agree to do any of the things described in this Section 6.4.

        Section 6.5 Notices to and Consents of Third Parties. Sellers will in a timely fashion give all notices to and make all filings with all governmental authorities and other Persons required to be given or made by Altek or by either Seller under any license, authorization, Contract or other instrument or otherwise in connection with the transactions contemplated by this Agreement. Sellers will use their best efforts to obtain, as soon as practicable after the date hereof but in any event prior to the Closing Date, all written consents or waivers of all governmental authorities and other Persons required to be obtained by Altek or by either Seller under any license, authorization, Contract or other instrument or otherwise in connection with the transactions contemplated by this Agreement.

        Section 6.6 Other Proposals. Neither Seller will, nor will they permit Altek or any of Altek's directors, officers, employees or agents to, directly or indirectly solicit or entertain any inquiries or proposals or participate in any discussions, negotiations or agreements relating to the merger or consolidation of Altek prior to the Closing Date with, or the acquisition of any of Altek's voting securities prior to the Closing Date by, or the direct or indirect acquisition or disposition of a significant amount of the assets of Altek otherwise than in the ordinary course of business to or from, any Person other than Buyer, or provide any assistance or any information to or otherwise cooperate with any Person in connection therewith. Sellers will promptly disclose to Buyer any such inquiry or proposal which either of them or Altek may receive.

        Section 6.7 Non-Disclosure and Non-Competition. Each Seller acknowledges that Buyer and Altek are engaged in a highly competitive industry, that each Seller has knowledge of the operations of Altek's business, and that details of the operations of Altek's business constitute valuable confidential information, the disclosure of which to a competitor would diminish the value of the Altek Shares being purchased hereunder. Each Seller further acknowledges that the usual and natural territory of Altek's business is and has been that of customers worldwide who purchase electronic calibration instrumentation, and that the value of the Altek Shares being purchased hereunder would be seriously diminished if either Seller were to compete with Altek or Buyer in such territory. Therefore, each Seller covenants that, except for actions taken on behalf of or at the direction of Buyer:

          (a) he will not at any time disclose, either directly or indirectly, to any Person other than Buyer and its employees and agents, any information concerning the customers, suppliers, price lists, catalogs, products, operations, sales techniques or other business-related information of Altek to any Person not specifically authorized in writing by Buyer to have such information;

          (b) for a period of three years from and after the Closing Date, he will not, directly or indirectly, solicit in any manner the business of any Person which is a customer of Altek on the date hereof; and/or

          (c) for a period of three years from and after the Closing Date, he will not, directly or indirectly, compete with Altek or Buyer or become an interested party, as shareholder, director, employee, partner, investor or otherwise, in any Person which competes with Altek or Buyer within the territory described in this
Section 6.7, for any business purpose competitive with the business of Altek or Buyer; provided, however, that the ownership of less than 5 percent of the outstanding stock of any such Person the shares of which are publicly traded will not constitute a violation of this Section 6.7(c).

Each Seller acknowledges that the foregoing restrictive covenants are necessary to preserve the value of the Altek Shares being purchased hereunder, are essential elements of this Agreement and are reasonable notwithstanding the expense or hardship they may impose on him, and each Seller agrees that he has received fair and adequate consideration for making such restrictive covenants. Each Seller agrees that if any of the provisions of this Section 6.7 are or become unenforceable, the remainder of this Section 6.7 will nevertheless remain binding to the fullest extent possible, taking into consideration the purposes and spirit hereof. Each Seller further acknowledges and agrees that in the event of any breach or threatened breach by him of any of the provisions of this
Section 6.7, Buyer would have no adequate remedy at law and would suffer substantial and irrevocable damage. Accordingly, each Seller agrees that in such event, upon demonstrating to the court's satisfaction such Seller's breach or threatened breach of any such provision, Buyer will be entitled to temporary and/or permanent injunctive relief, without the necessity of proving damage, to enforce the provisions of this Section 6.7, all without prejudice to any and all other remedies which Buyer may have at law or in equity.

                          ARTICLE 7. BUYER'S COVENANTS

        Section 7.1   Indemnification.

          (a) Buyer will be responsible for, and hereby indemnifies each Seller and holds each of them and their respective agents, successors and assigns harmless, at all times from and after the Closing Date, from, against and in respect of:

          (i) all losses, damages and deficiencies resulting from any failure or breach of any representation or warranty, or any breach or nonfulfillment of any covenant or agreement, of Buyer made in this Agreement; and

          (ii) all obligations and liabilities of Altek, whether incurred before or after the Closing Date, except for (A) any losses, damages or deficiencies contemplated by Sections 6.1(a)(iii), 6.1(a)(iv), 6.1(a)(v) or 6.1(a)(vi), and (B) any losses, damages or deficiencies with respect to which there was a failure or breach of any representation or warranty, or a breach or nonfulfillment of any covenant or agreement, of either Seller made in this Agreement; and

          (iii) all actions, suits, proceedings, claims, demands, assessments, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including reasonable attorneys' fees and expenses) incident to any of the foregoing, including actions, suits, proceedings, claims and demands asserted by Sellers against Buyer.

          (b) Sellers will give prompt notice to Buyer of any demand for indemnification under this Section 7.1, stating in reasonable detail the nature thereof. If any such demand arises out of a claim made against either Seller by any Person other than Buyer (or an affiliated Person of Buyer), Buyer will promptly (so as not to prejudice Sellers' rights thereby) notify Sellers whether Buyer intends to defend against the claim. If Buyer so undertakes to defend against the claim, Sellers will cooperate in all reasonable respects with Buyer in such defense, will make available to Buyer all records and other materials reasonably required by Buyer in such defense, and will have the right (at their own expense) to participate in such defense, but Buyer will at all times control such defense. If Buyer does not so undertake to defend against the claim, then Sellers may defend against the claim, in which case Buyer will cooperate in all reasonable respects with Sellers in such defense, will make available to them all records and other materials reasonably required by them in such defense, and will have the right to participate in such defense, but Sellers will at all times control such defense.

        Section 7.2 Notices to and Consents of Third Parties. Buyer will in a timely fashion give all notices to and make all filings with all governmental authorities and other Persons required to be given or made by Buyer under any license, authorization, Contract or other instrument or otherwise in connection with consummation of the transactions contemplated by this Agreement. Buyer will use its best efforts to obtain, as soon as practicable after the date hereof but in any event prior to the Closing Date, all written consents or waivers of all governmental authorities and other Persons required to be obtained by Buyer under any license, authorization, Contract or other instrument or otherwise in connection with consummation of the transactions contemplated by this Agreement.

        Section 7.3 Buyer's Board of Directors. For so long as the Notes remain outstanding, each Seller will be invited to attend each regular and special meeting of Buyer's Board of Directors. In addition, Buyer's Board of Directors will (a) elect E. Lee Garelick to fill the first vacancy on the Board occurring subsequent to the Closing Date, or (b) if sooner, nominate him for election to Buyer's Board of Directors at the 1996 Annual Meeting of Shareholders.

        Section 7.4 Certain Tax Refunds. In the event that at any time after Closing Altek receives any refund of any of the taxes referred to in Section 6.1(a)(iii), Buyer will cause Altek promptly to pay over the same to Sellers.

                  ARTICLE 8. CONDITIONS TO PARTIES' OBLIGATIONS

        Section 8.1 Conditions to Buyer's Obligations. The obligations of Buyer to complete the transactions provided for herein are subject, at its election, to satisfaction on or before the Closing Date of each of the following conditions:

          (a) Representations and Warranties: all representations and warranties of Sellers contained in this Agreement will be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and Buyer will have received a certificate to that effect, dated the Closing Date, signed by each Seller;

          (b) Pre-Closing Obligations: Sellers will have performed all obligations required to be performed by them on or before the Closing Date, the performance of which has not been waived by Buyer, and Buyer will have received a certificate to that effect, dated the Closing Date, signed by each Seller;

          (c) Sellers' Consents, Etc.: all notices, filings, consents, waivers and approvals set forth in Section 4.5 or in Schedule 4.5 will have been given, made or obtained, as the case may be, by Sellers, and Buyer will have received a true copy of each thereof;

          (d) Buyer's Consents, Etc.: all notices, filings, consents, waivers and approvals set forth in Section 5.3 will have been given, made or obtained, as the case may be, by Buyer;

          (e) No Bar: there will not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor will there have been any action, suit, proceeding or known investigation instituted or threatened, nor will any law or regulation have been enacted or any action taken thereunder, which would, in Buyer's reasonable judgment, restrain or prohibit, make illegal, or subject Buyer to material damage as a result of, the consummation of the transactions contemplated hereby;

          (f) Stock Certificates: Sellers will have delivered to Buyer stock certificates representing all of the Altek Shares, properly endorsed for transfer;

          (g) Further Closing Documents: Sellers will have delivered to Buyer the following documents and instruments in form reasonably satisfactory to counsel to Buyer:

          (i) a copy of the Certificate of Incorporation of Altek and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of State of New York;

          (ii) certificates of the Secretaries of State of New York and of each jurisdiction listed in Schedule 4.1, each attesting to the good standing of Altek in such jurisdiction as of a date reasonably proximate to the Closing Date;

          (iii) an estoppel certificate duly executed by the lessor of each lease listed in Schedule 4.13, stating that as of the Closing Date, Altek is not in default under such lease;

          (iv) an estoppel certificate duly executed by the mortgagee of each mortgage listed in Schedule 4.13, stating that as of the Closing Date Altek is not in default under such mortgage and indicating the principal balance then outstanding;

          (v) a personal property search made by a search agency acceptable to Buyer stating to the effect that as of the Closing Date there are no Encumbrances or judgments of record against Altek or any of its assets, except for Permitted Encumbrances; and

          (vi) resignations, dated as of the Closing Date, of each of the directors and officers of Altek.

          (h) Opinion of Counsel: Buyer will have received an opinion addressed to Buyer, dated the Closing Date, of Hodgson, Russ, Andrews, Woods & Goodyear, counsel to Sellers, in the form of Exhibit D;

          (i)  Employment  Agreements:   each  Seller  will  have  executed  and
delivered to Buyer the Employment Agreement of such Seller;

          (j) Lease Amendment: Sellers will have delivered to Buyer the Lease Amendment, duly executed by Lessor;

          (k) Subordination Agreement: Sellers will have delivered to M&T the Subordination Agreement, duly executed by Sellers; and

          (l) Other Matters: Buyer will have received such other instruments and documents as have been reasonably requested by counsel to Buyer on or before the Closing Date.

        Section 8.2 Conditions to Sellers' Obligations. The obligations of Sellers to complete the transactions provided for herein will be subject, at their election, to satisfaction on or before the Closing Date of each of the following conditions:

          (a) Representations and Warranties: all representations and warranties of Buyer contained in this Agreement will be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement), and Sellers will have received a certificate to that effect, dated the Closing Date, signed by the President or a Vice President of Buyer;

          (b) Pre-Closing Obligations: Buyer will have performed all obligations required to be performed by it on or before the Closing Date, the performance of which has not been waived by Sellers, and Sellers will have received a certificate to that effect, dated the Closing Date, signed by the President or a Vice President of Buyer;

          (c) Due Authorization: Buyer's execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Sellers will have received a duly certified copy of all actions taken by Buyer's Board of Directors effecting the same;

          (d) Sellers' Consents, Etc.:all notices, filings, consents, waivers and approvals set forth in Section 4.5 or in Schedule 4.5 will have been given, made or obtained, as the case may be, by Sellers;

          (e) Buyer's Consents, Etc.: all notices, filings, consents, waivers and approvals set forth in Section 5.3 will have been given, made or obtained, as the case may be, by Buyer, and Sellers will have received a true copy of each thereof;

          (f) No Bar: there will not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor will there have been any action, suit, proceeding or known investigation instituted or threatened, nor will any law or regulation have been enacted or any action taken thereunder, which would, in Sellers' reasonable judgment, restrain or prohibit, make illegal, or subject Sellers to material damage as a result of, the consummation of the transactions contemplated hereby;

          (g) Notes: Buyer will have delivered to Sellers the Notes, each duly executed by Buyer;

          (h) Employment Agreements: Buyer will have executed and delivered to Sellers the Employment Agreement of each Seller;

          (i) Loan Repayment: Buyer will have caused Altek's outstanding indebtedness to Chase Manhattan Bank, N.A. in the aggregate principal amount of approximately $805,866 (as set forth in a certain letter dated March 12, 1996 from Chase Manhattan Bank, N.A. to Dan Fagan) to have been repaid;

          (j) Further Closing Documents: Buyer will have delivered to Sellers the following documents and instruments:

          (i) a copy of the Certificate of Incorporation of Buyer and of all amendments thereto, certified as of a date reasonably proximate to the Closing Date by the Secretary of State of Ohio; and

          (ii) certificates of the Secretaries of State of Ohio and New York, attesting to the good standing of Buyer in such jurisdictions as of a date reasonably proximate to the Closing Date;

          (k) Opinion of Counsel: Sellers will have received an opinion addressed to them, dated the Closing Date, of Harter, Secrest & Emery, counsel to Buyer, in the form of Exhibit E; and

          (l) Other Matters: Sellers will have received such other instruments and documents as have been reasonably requested by counsel to Sellers on or before the Closing Date.

                               ARTICLE 9. CLOSING

        Section 9.1 Closing. The Closing will take place at the offices of Harter, Secrest & Emery, 700 Midtown Tower, Rochester, New York at 9:00 a.m., local time, on April 3, 1996, or at such other time and place as the parties may agree (the "Closing Date"). The parties agree that they will take such actions, including the delivery of documents in escrow, in order to facilitate completion on the Closing Date of all of the transactions contemplated hereby.

          Section 9.2 Failure to Close; Termination. This Agreement may be terminated at any time prior to the Closing Date, as follows:

          (a) by Buyer, upon notice to Sellers on or before April 2, 1996, if the results of Buyer's due diligence of Altek are unsatisfactory to Buyer; or

          (b) by Sellers, upon notice to Buyer on or before April 2, 1996, if the results of Sellers' due diligence of Buyer are unsatisfactory to Sellers; or

          (c) by the mutual consent of Buyer and Sellers; or

          (d) by Buyer, upon notice to Sellers, if events occur which, without any breach by Buyer of its obligations hereunder, render impossible compliance with one or more of the conditions set forth in Section 8.1 (and such failure of compliance is not waived by Buyer); or

          (e) by Sellers, upon notice to Buyer, if events occur which, without any breach by either Seller of their respective obligations hereunder, render impossible compliance with one or more of the conditions set forth in Section
8.2 (and such failure of compliance is not waived by Sellers); or

          (f) by Buyer, upon notice to Sellers, if between the date hereof and the Closing Date (i) there has occurred (or been discovered) any event, condition or change in the operations, financial condition, assets, liabilities (contingent or otherwise), income or business of Altek, or any damage, destruction or loss, whether or not covered by insurance, that adversely impairs the use or value of Altek's assets or business, and (ii) the cost to Buyer of correcting all of such events, conditions and changes exceeds $250,000 in the aggregate (or, in the reasonable opinion of Buyer, any of such events, conditions and changes is not susceptible of correction); or

          (g) by Buyer or by Sellers, upon notice to the other, at any time after May 31, 1996.

In the event of any termination as provided by this Section 9.2, this Agreement will thereupon become void and of no effect, without any liability on the part of any party.

                          ARTICLE 10. FURTHER COVENANTS

        Section 10.1 Taxes on Transaction. All sales or use taxes and all stock transfer taxes payable by reason of the sale and transfer of the Altek Shares hereunder will be paid by Buyer.

        Section 10.2 Expenses of the Parties. Except as otherwise expressly provided in this Agreement, all expenses involved in the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, will be borne solely by the party who has incurred the same, and no other party will have any responsibility with respect thereto. Without limiting the generality of the foregoing, Altek will not bear any such fees or expenses in connection with the transactions contemplated hereby in excess of $30,000.

        Section 10.3 Confidentiality. Except for (a) necessary disclosure to such party's directors, officers, employees, counsel, accountants, bankers and other agents, (b) the disclosure contemplated by Sections 6.5 and 7.2, and (c) disclosures deemed appropriate by Buyer, upon the advice of counsel, under Federal securities laws and regulations, each party will keep the provisions of this Agreement confidential both prior and subsequent to the Closing Date. Without limiting the generality of the foregoing, no party will make any press release or advertisement with respect to the transactions contemplated hereby without the prior consent of the other parties, unless such party determines, upon the advice of counsel, that such action is required by law.

        Section 10.4 Further Assurances. Each party will cooperate with the others, take such further action, and execute and deliver such further documents, as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement. Without limiting the generality of the foregoing, from and after the Closing Date, on the request of Buyer, Sellers will take such action and deliver to Buyer such powers of attorney and further instruments of assignment, conveyance or transfer and other documents of further assurance as in the opinion of counsel to Buyer may be reasonably desirable to assure, complete and evidence the full and effective transfer, conveyance and assignment of the Altek Shares and the business of Altek to Buyer, its successors and assigns, and the performance of this Agreement by Sellers in all respects.

                             ARTICLE 11. IN GENERAL

        Section 11.1 Survival of Representations, Warranties and Covenants. The several representations, warranties and covenants of the parties herein contained, and the provisions hereof which by their terms are to be performed after the Closing Date, will survive the Closing Date and will be effective regardless of any investigation which may have been or may be made at the time by or on behalf of the party to whom such representations, warranties, covenants and agreements are made.

        Section 11.2 Amendment and Waiver. This Agreement may be amended only by a writing executed by each of the parties hereto. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, will be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder will operate as a waiver thereof, nor will any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

        Section 11.3 Assignment. Buyer will not assign or attempt to assign any of its rights or obligations under this Agreement without the prior written consent of each Seller, and neither Seller will assign or attempt to assign any of his rights or obligations under this Agreement without the prior written consent of Buyer.

        Section 11.4 Notices, Etc. Each notice, report, demand, waiver, consent and other communication required or permitted to be given hereunder will be in writing and will be sent either by registered or certified first-class mail, postage prepaid and return receipt requested, or by facsimile machine (if a facsimile number is listed below), addressed as follows:

If to Buyer:                         Transmation, Inc.
                                     10 Vantage Point Drive
                                     Rochester, New York 14624
                                     Attention: Robert G. Klimasewski, President

                                     Facsimile:        (716) 352-7788

   with a copy to:                   Harter, Secrest & Emery
                                     700 Midtown Tower
                                     Rochester, New York 14604-2070
                                     Attention: Susan Mascette Brandt, Esq.

                                     Facsimile:        (716) 232-2152

If to Sellers:                       E. Lee Garelick
                                     12 Birchstone Hill
                                     Rush, New York 14543
                                     and

                                     James N. Wurtz
                                     3 Landing View Lane
                                     Fairport, New York 14450

   with a copy to:                   Hodgson, Russ, Andrews, Woods & Goodyear
                                     400 East Avenue
                                     Rochester, New York 14607
                                     Attention: Donald R. Fox, Esq.

                                     Facsimile:        (716) 454-4698

Each such notice and other communication given by mail will be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication given by telex or facsimile will be deemed to have been given when it is so transmitted and the appropriate answerback is received. Any party may change its address for the purpose hereof by giving notice in accordance with the provisions of this
Section 11.4.

         Section 11.5 Binding Effect. Subject to the provisions of Section 11.3, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns. This Agreement creates no rights of any nature in any Person not a party hereto.

         Section 11.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

         Section 11.7 Effect of Agreement. This Agreement sets forth the entire understanding of the parties, and supersedes any and all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

         Section 11.8 Headings; Counterparts. The Article and Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention of the parties. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first written above.

                                    TRANSMATION, INC.


                                    By:   /s/ Robert G. Klimasewski
                                          -------------------------
                                          Robert G. Klimasewski
                                          President and Chief Executive Officer


                                           /s/ E. Lee Garelick
                                           -------------------
                                           E. LEE GARELICK


                                           /s/ James N. Wurtz
                                           ------------------
                                           JAMES N. WURTZ

                                                                                                                         Exhibit A

                                                   Sellers' Altek Shares Ownership, Etc.

                                                                                            Number of         Number of Trans-
               Number of                                                Total Number        Transmation       mation Shares to
               Altek Shares       Cash Amount       Principal           of Transmation      Shares            be Received in
               Owned and          Received at       Amount of           Shares to be        Received at       Each of Two
Seller         Sold to Buyer      Closing           Note Received       Received            Closing           Annual Installments


E. Lee         34,000             $  963,333        $1,756,666(A)       170,000              56,666            56,667
Garelick


James N.       26,000             $  736,667        $1,343,334(B)       130,000              43,334            43,333
Wurtz          ------             ----------        ----------          -------              ------            ------


TOTAL          60,000             $1,700,000        $3,100,000          300,000             100,000           100,000



(A)      first principal installment:                  $963,333
         second principal installment:                 $793,333

(B)      first principal installment:                  $736,667
         second principal installment:                 $606,667


                                                                       Exhibit B

                                     FORM OF
                                 PROMISSORY NOTE


$______________                                              Rochester, New York

     FOR VALUE RECEIVED, TRANSMATION, INC., an Ohio corporation having its principal place of business at 10 Vantage Point Drive, Rochester, New York 14624 ("Maker"), hereby promises to pay to , residing at ("Payee"), the principal sum of ___________________ Dollars ($_________), together with interest on the unpaid principal balance of this Note, from time to time outstanding, at the rate of eight percent (8%) per annum, all in lawful money of the United States of America, upon the following terms:

          1. The principal amount of this Note will be paid in two consecutive annual installments as set forth below:

               installment payment date                  principal amount due

               April 1, 1997                             $___________________
               April 1, 1998                             $___________________

Interest, calculated on the unpaid principal balance of this Note outstanding during the period for which such interest is accruing, will be paid quarterly, on the first day of each July, October, January and April after the date hereof until April 1, 1998, when the unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, will be paid in full.

        2. Maker will have the right to prepay any part of the outstanding principal amount of this Note at any time without the prior written consent of Payee.

        3. Upon the occurrence of any of the following events of default, the entire indebtedness evidenced by this Note, including principal, interest and expenses of collection (including reasonable attorneys' fees), will immediately become due and payable without notice, presentation or demand:

          (a) the non-payment of any installment of principal or interest due hereunder for a period of 30 days after its due date;

               (b) the filing by Maker of a petition under the provisions of any state insolvency law, or the Bankruptcy Code, as now in effect or hereafter amended; the filing against Maker of a petition under the provisions of any state insolvency law, or the Bankruptcy Code, as now in effect or hereafter amended, which petition is not stayed or dismissed within 90 days after its filing; the appointment of a receiver or liquidator, whether voluntary or involuntary, for Maker or for any of its properties; the making by Maker of an assignment for the benefit of creditors; the institution by Maker of any other type of insolvency proceeding (under bankruptcy laws or otherwise) or proceeding for the settlement of claims against Maker; or the institution against Maker of any other type of insolvency proceeding (under bankruptcy laws or otherwise) or proceeding for the settlement of claims against Maker, which proceeding is not stayed or dismissed within 90 days after its filing;

               (c) the taking of any judgment against Maker, which judgment is not paid, discharged, stayed or bonded within 90 days from the entry thereof;

               (d) the failure of Maker to pay or discharge any material taxes, assessments or governmental charges upon it or upon its income or properties prior to the date on which penalties are assessed thereon, unless and to the extent only that such taxes, assessments or governmental charges are contested in good faith and by appropriate proceedings by Maker;

          (e) the institution of any formal or informal proceeding for the dissolution or liquidation, or the winding up of the affairs, of Maker; or

          (f) the acquisition by any party other than Maker, E. Lee Garelick or James N. Wurtz of more than 50 percent of the voting shares of Maker.

        4. This Note evidences an indebtedness referred to in and is subject to the provisions of a certain Stock Purchase Agreement among Maker, Payee and another dated March ___, 1996, the terms of which are hereby incorporated in this instrument by reference. Without limiting the generality of the foregoing, payments due under this Note are subject to certain rights of set-off of Maker provided by Section 6.2 of such Stock Purchase Agreement.

        5. MAKER'S PAYMENT AND PERFORMANCE OF THIS NOTE IS SUBORDINATE TO PAYMENT OF ALL OBLIGATIONS, WHENEVER ARISING, OF MAKER TO MANUFACTURERS AND TRADERS TRUST COMPANY ("BANK"), PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT ENTERED INTO BY MAKER, PAYEE, BANK AND ANOTHER ON OR ABOUT THE DATE HEREOF.

        6. This Note will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

        IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered as of the date set forth below.


Dated:  [Closing Date]                     TRANSMATION, INC.


                                       By: ---------------------
                                           Robert G. Klimasewski
                                           President and Chief Executive Officer

                                                                      Exhibit C


                                     FORM OF
                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT has been made as of [Closing Date] by and between TRANS-MATION, INC., an Ohio corporation (the "Corporation"), and ________________ (the "Employee").

     The parties hereby agree as follows:

     1. Mutual Agreement of the Parties. The Corporation hereby agrees to employ the Employee in such senior executive capacity or capacities as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine, and the Employee hereby agrees to accept such employment, for the period and on the terms and conditions set forth in this Agreement.

     2. Term of Employment.

     (a) Initial Term. The term of this Agreement and of the Employee's employment hereunder (the "Term") will commence on the date hereof and will expire on March 31, 1999 (the "Initial Termination Date"), subject to the further provisions of Section 2(b) and in all cases subject to earlier termination as provided by Section 9. As used herein, the term "Year" means any period during the Term commencing on April 1 (or, in the case of the first Year, the date hereof) and ending on the next succeeding March 31.

     (b) Renewal. From and after the Initial Termination Date, the Term will automatically renew for successive one-Year periods unless either party gives the other, on or before February 1 of any Year, written notice that the Term will not renew, in which case the Term will expire on the next succeeding anniversary of the Initial Termination Date.

     3. Authority and Duties. During the Term, the Employee will report and be responsible to the President and Chief Executive Officer of the Corporation (the "President"). As a minimum, the Employee will: (a) not be asked to travel, without his mutual agreement, except to attend one domestic major trade show per Year, for a minimum of three days per Year; (b) attend all meetings of the Board of Directors except in the case of illness or religious observance (it being understood that the Board of Directors customarily meets approximately five times per Year); (c) attend quarterly divisional review meetings, which are noticed six weeks in advance; (d) work on special projects, and review new product strategies and plans, product promotions and the like, all of which may be performed off site; and (e) participate in planning and strategy sessions. The Employee will devote a significant portion of his business time, attention and energies to the affairs of the Corporation, and will use his best efforts to promote its best interests. It is the parties' expectation that the Employee will contribute to the success of the Corporation, particularly in matters of transition of the business operations of Altek Industries Corp. ("Altek") to the ownership and control of the Corporation. Accordingly, it is anticipated that during the first Year, the Employee will devote to the performance of his duties hereunder, on average, more than one week per month but less than three weeks per month, and that during subsequent Years the Employee will devote less time to the performance of his duties hereunder.

     4. Compensation. During the Term, the Corporation will pay to the Employee, and the Employee will accept, as compensation for his services rendered under this Agreement, a salary at the annual rate of $150,000 per Year. Such salary will be payable at such intervals as the Corporation pays the salaries of its senior executives during the Term.

     5. Benefits. During the Term:

     (a) Vacation. The Employee will be entitled to the same amount of paid vacation time per annum as the Corporation provides its senior executives.

     (b) Other Benefits. The Corporation will, at its expense, provide in the name and for the benefit of the Employee and his designated beneficiaries all fringe benefit plans and programs which the Corporation then provides for its senior executives, except if and to the extent that the Employee waives his rights thereto. Nothing contained herein will be deemed to restrict or limit the right of the Corporation at any time to modify, amend or terminate any or all such fringe benefit plans and programs.

     (c) Auto Lease. Until the Initial Termination Date, the Corporation will, at its expense, provide the Employee with the lease of [Garelick: the automobile provided to the Employee by Altek immediately prior to the date hereof] [Wurtz: an automobile comparable to that provided to the Employee by Altek immediately prior to the date hereof, on comparable lease terms].

     6. Business Expenses. The Corporation will pay or reimburse the Employee for all reasonable travel and other expenses incurred or paid by him in connection with the performance of his duties under this Agreement, upon presentation to the Corporation of expense statements or vouchers and such other supporting documentation as it may, from time to time, reasonably require; provided, however, that the amount available for such expenses may, at any time or from time to time, be fixed in advance by the President.

     7. Confidentiality. The Employee acknowledges that in the course of his employment by the Corporation he will have access to confidential information relating to the business and affairs of the Corporation, including without limitation information relating to business ideas, trade secrets, product development, secret processes, plans and/or materials, statistical information and customer lists. The Employee agrees that he will not, either during the Term or after its expiration, without the prior express written consent of the Corporation, disclose, divulge, furnish, release or otherwise make available to any person or entity any of such confidential information, except for disclosures of information which, through no breach of the Employee's obligations under this Section 7, is no longer confidential. The Employee hereby acknowledges and agrees that in the event of any breach or threatened breach by him of any of the provisions of this Section 7, the Corporation would have no adequate remedy at law and would suffer substantial and irrevocable damage. Accordingly, the Employee hereby agrees that in such event, upon demonstrating to the court's satisfaction the Employee's breach or threatened breach of any such provisions, the Corporation will be entitled to temporary and/or permanent injunctive relief, without the necessity of proving damage, to enforce the provisions of this Section 7, all without prejudice to any and all other remedies which the Corporation may have at law or in equity.

     8. Termination; Severance.

     (a) Termination. This Agreement and the Employee's employment hereunder will terminate at the close of business on the earliest of the following dates:

          (i) the applicable date of expiration of the Term provided by Section 2; or

          (ii) the thirtieth  day  following  the date on which the  Corporation
          receives  written  notice  of  the  Employee's   termination  of  this
          Agreement; or

          (iii)the date on which the Employee receives written notice of the Board of Directors' termination of this Agreement for "Cause" (as defined in Section 8(b)); or

          (iv) the thirtieth day following the date on which the Employee receives written notice of the Corporation's termination of this Agreement without Cause; or

          (v) the date of the Employee's death; or

          (vi) the effective date of any permanent disability of the Employee within the meaning of the disability insurance policy then maintained by the Corporation for the benefit of its employees.

     (b) Cause for Termination. For purposes of this Agreement, the term "Cause" means a reasonable determination by vote of a majority of the members of the Board of Directors then holding office (other than the Employee if he is then a director) that one of the following conditions exists or one of the following events has occurred:

          (i) the willful misconduct or gross negligence of the Employee in connection with the performance of his duties hereunder; or

          (ii) the persistent and continued refusal by the Employee to perform such services as may be reasonably delegated or assigned to him, consistent with his position and with the terms of this Agreement; or

          (iii) the breach by the Employee of any provision of this Agreement, or of any provision of a certain covenant against competition contained in Section 6.7 of that certain Stock Purchase Agreement dated March ___, 1996 among the Corporation, the Employee and another; or

          (iv) the Employee's conviction of any crime or offense involving money, property or personnel of the Corporation, or of any other crime which constitutes a felony; or

          (v) the Employee's theft of any money or other property of the Corporation; or

          (vi) the Employee's use, possession or being under the influence of any narcotic or controlled substance while at work, or his being under the influence of any alcoholic beverage while at work.

     (c) Severance Payments Under Certain Circumstances. In the event that the Employee's employment is terminated prior to the Initial Termination Date under:

          (i) Section 8(a)(iv) (termination by the Corporation without Cause), or

          (ii) Section 8(a)(v) (termination upon death), or

          (iii) Section 8(a)(vi) (termination upon defined disability)

(but only in any such event), then as severance the Corporation will continue to pay to the Employee, until the Initial Termination Date, salary in the amount and at the times of payment provided by Section 4; provided, however, that the amount of severance payable by the Corporation under this Section 8(c) will be reduced by the amount of all disability insurance proceeds received by the Employee.

     9. In General.

     (a) Binding Obligation. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns; provided, however, that this Agreement is personal to the Employee and may not be assigned by him.

     (b) Notices. Any notice required or permitted by this Agreement will be given by hand or by certified mail, return receipt requested, addressed to the Corporation at its then principal office, or to the Employee at his then residence address, or to either party at such other address as it or he may from time to time specify for the purpose in a notice similarly given to the other party.

     (c) Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

     (d) Interpretation. Unless the context requires otherwise, references herein to "Sections" are to the Sections of this Agreement. The Section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intention of the parties.

     (e) Entire Agreement, Etc. This Agreement contains the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties with respect to the subject matter hereof. No modification of this Agreement will be valid unless it is in writing and signed by the Corporation and by the Employee. A waiver of the breach of any term or condition of this Agreement will not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.

                                   TRANSMATION, INC.


                                   By: ---------------------
                                       Robert G. Klimasewski
                                       President and Chief Executive Officer

                Identification of Omitted Exhibits and Schedules


Exhibit D                            Form of Opinion of Sellers' Counsel
Exhibit E                            Form of Opinion of Buyer's Counsel
Exhibit F                            Lease Amendment
Exhibit G                            Subordination Agreement


Schedule 1                           Permitted Encumbrances
Schedule 4.1                         Foreign Qualifications; Subsidiaries
Schedule 4.5                         Conflicts; Required Consents, Notices, Etc.
Schedule 4.6                         Financial Statements
Schedule 4.8                         Changes Since December 31, 1995
Schedule 4.10                        Equipment
Schedule 4.11                        Inventory
Schedule 4.12                        Accounts Receivable
Schedule 4.13                        Contracts
Schedule 4.14                        Intellectual Property
Schedule 4.15                        Legal Proceedings, Etc.
Schedule 4.17                        Insurance
Schedule 4.18                        Labor Relations; Employment Matters
Schedule 4.19                        Employee Benefit Plans
Schedule 4.20                        Environmental Matters
Schedule 4.21                        Related Party Transactions


The foregoing exhibits and schedules to this Stock Purchase Agreement have been omitted from this Exhibit 2(a). Upon written request, the Registrant will provide to security holders copies of any of the omitted exhibits and schedules.